UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2011

S1 CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-24931	58-2395199
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

705 Westech Drive, Norcross, Georgia		30092
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (404) 923-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 8.01	Other Events.

On October 28, 2011, S1 Corporation (the “Company”) and ACI Worldwide, Inc. (“ACI”) issued a joint press release announcing that they had each received a request for additional information from the United States Department of Justice under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, in connection with the previously announced exchange offer and merger transaction contemplated by that certain Transaction Agreement, dated as of October 3, 2011, by and among S1, ACI and Antelope Investment Co. LLC, a wholly owned subsidiary of ACI.

On October 31, 2011, ACI issued a press release announcing that it has extended its exchange offer for all of the outstanding shares of S1 to 5:00 p.m., Eastern Time, on Wednesday, November 30, 2011, unless extended.

Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	ACI Worldwide and S1 Corporation joint press release dated October 28, 2011.

99.2	ACI Worldwide press release dated October 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S1 CORPORATION
(Registrant)

Date: November 1, 2011	By:	/s/ Gregory D. Orenstein
Name: Gregory D. Orenstein
Title: SVP, Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description

99.1	ACI Worldwide and S1 Corporation joint press release dated October 28, 2011.

99.2	ACI Worldwide press release dated October 31, 2011.